As filed with the Securities and Exchange Commission on April 27, 2012
Registration No. 333–

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MOVADO GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	13-2595932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.,)

650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of Principal Executive Office)	(Zip Code)

MOVADO GROUP, INC. 1996 STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plan)

TIMOTHY F. MICHNO
GENERAL COUNSEL
MOVADO GROUP, INC.
650 FROM ROAD
PARAMUS, NEW JERSEY 07652-3556
(Name and address of agent for service)
(201) 267-8000
(Telephone number, including area code, of agent for service)

Copy to:
LAWRENCE G. WEE, ESQ.
PAUL, WEISS, RIFKIND, WHARTON & GARRISON
1285 AVENUE OF THE AMERICAS
NEW YORK, NY 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.01 per share (2)	6,000,000	$26.22	$157,320,000	$18,028.87

(1)
Estimated solely for the purposes of calculating the registration fee and calculated pursuant to Rule 457(c), based on the average of the high and low sales prices of the Common Stock on April 23, 2012 as reported on the New York Stock Exchange.

(2)	Represents Common Stock issuable under the Movado Group, Inc. 1996 Stock Incentive Plan, as amended and restated.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the registrant, Movado Group, Inc. (the “Registrant”), is filing this registration statement (the “Registration Statement”) with respect to the issuance of an additional 6,000,000 shares of its Common Stock, par value $0.01 per share (the “Common Stock”), under its 1996 Stock Incentive Plan, dated as of October 11, 1996, as amended and restated as of April 8, 2004 and as subsequently amended by the First Amendment thereto adopted December 4, 2006, the Second Amendment thereto effective as of January 1, 2008 and the Third Amendment thereto effective June 18, 2009 (as amended, the “Plan”). On June 16, 1999, the Registrant filed a registration statement (the “First Registration Statement”) on Form S-8 (File No. 333-80789) with respect to the issuance of shares of Common Stock under the Plan and on June 7, 2002 the Registrant filed a second registration statement (the “Second Registration Statement” and, together with the First Registration Statement, the “Original Registration Statements”) on Form S-8 (File No. 333-90004) with respect to the issuance of additional shares of Common Stock under the Plan. The contents of the Original Registration Statements are hereby incorporated in the Registration Statement by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Movado Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey on this 27th day of April, 2012.

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel

Each person whose signature appears below constitutes and appoints Efraim Grinberg, Richard J. Cote and Timothy F. Michno, and each of them, as his or her attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in his or her name, place and stead, to sign and file the proposed Registration Statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Efraim Grinberg	Chairman of the Board of Directors and	April 27, 2012
Efraim Grinberg	Chief Executive Officer

/s/ Richard J. Cote	President and Chief Operating Officer	April 27, 2012
Richard J. Cote

/s/ Sallie A. DeMarsilis	Senior Vice President, Chief Financial	April 27, 2012
Sallie A. DeMarsilis	Officer Principal Accounting Officer

/s/ Alex Grinberg	Senior Vice President Customer/Consumer	April 27, 2012
Alex Grinberg	Centric Initiatives; Director

/s/ Margaret Hayes Adame	Director	April 27, 2012
Margaret Hayes Adame

/s/ Donald Oresman	Director	April 27, 2012
Donald Oresman

/s/ Leonard L. Silverstein	Director	April 27, 2012
Leonard L. Silverstein

/s/ Alan H. Howard	Director	April 27, 2012
Alan H. Howard

/s/ Nathan Leventhal	Director	April 27, 2012
Nathan Leventhal

/s/ Richard D. Isserman	Director	April 27, 2012
Richard D. Isserman

/s/ Maurice Reznik	Director	April 27, 2012
Maurice Reznik

S-2

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Timothy F. Michno regarding the legality of the securities being registered.

23(a)	Consent of PricewaterhouseCoopers LLP.

23(b)	Consent of Timothy F. Michno (included in the opinion filed as Exhibit 5 hereto).

24	Power of Attorney (included on the signature page of this Registration Statement).